Exhibit 23.1

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-219596) and Form S-8 (333-199752, 333-208126, 333-222361) of our report dated April 13, 2018, relating to the consolidated financial statements of Micronet Enertec Technologies, Inc. (“the Company”) included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv, Israel

April 13, 2018